Exhibit 99

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2013

ROCKVILLE, MD, August 5, 2013—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the second quarter and six months ended June 30, 2013.

Total revenues for Q2 2013 were $82.4 million as compared to $70.4 million in 2012.  Total revenues for the first six months of 2013 were $125.5 million as compared to $120.7 million in 2012.

Net income for Q2 2013 was $10.5 million, or $0.29 per basic share, as compared to $7.6 million, or $0.21 per basic share, in 2012.  Net income for the first six months of 2013 was $2.4 million, or $0.07 per basic share, as compared to $0.8 million, or $0.02 per basic share, in 2012.

The company reaffirms its forecast for full year 2013 total revenues of $290 to $310 million, split between product revenues of $235 to $245 million and contracts and grants revenue of $55 to $65 million.  The company also reaffirms its forecast for full year net income of $20 to $30 million.  For Q3 2013, the company forecasts total revenues of $70 to $80 million.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, stated, "We are very pleased with our performance for the second quarter and year-to-date.  We achieved strong financial results and significantly advanced our operational objectives, including closing on the Healthcare Protective Products Division of Bracco Diagnostics, Inc, securing German approval of BioThrax® with a three-dose primary series and triennial boosters, and continuing to progress our biodefense and biosciences development programs.  We are well positioned to continue to deliver financial results in accordance with our forecast and to execute on our growth plan."

Q2 2013 and Subsequent Operational Accomplishments
•	Entered into and closed an asset purchase agreement to acquire the Healthcare Protective Products Division (HPPD) of Bracco Diagnostics Inc.;
•	Received Paul-Ehrlich-Institut approval to market BioThrax in Germany with a three-dose primary schedule over 6 months with triennial boosters thereafter;
•	Completed the Phase 3 clinical study evaluating the immunogenicity and safety of a three-dose BioThrax regimen for the post-exposure prophylaxis (PEP) indication;
•	Completed enrollment in the pivotal antibiotic non-interference trial in support of the PEP indication for BioThrax;
•
Expanded the ongoing phase 1b study of otlertuzumab (formerly TRU-016) to include two new cohorts: one cohort with a lower dose of otlertuzumab in front line chronic lymphocytic leukemia (CLL); one to evaluate the combination of otlertuzumab and rituximab in relapsed CLL patients;

•	Announced positive preclinical efficacy and pharmacokinetic data for ES414, a bispecific ADAPTIR™ (Modular Protein Technology) molecule in development for castration-resistant prostate cancer; and
•	Presented preclinical efficacy data on ES210, a bispecific ADAPTIR molecule in development for treating autoimmune diseases.

Financial Results

Product Sales
For Q2 2013, product sales were $65.6 million, an increase of $12.4 million from $53.2 million for Q2 2012, due to a 21% increase in the number of doses of BioThrax delivered along with a modest increase in the average sales price per dose.

For the six month period of 2013, product sales were $96.0 million, an increase of $8.4 million from $87.5 million in the comparable period of 2012, due to a 7% increase in the number of doses of BioThrax delivered along with a modest increase in the average sales price per dose.

Contracts and Grants Revenues
For Q2 2013, contracts and grants revenues were $16.8 million, a decrease of $0.4 million from $17.2 million for Q2 2012.  For the six month period of 2013, contracts and grants revenues were $29.6 million, a decrease of $3.6 million from $33.2 million for the comparable period of 2012.  The decrease in both periods was primarily due to decreased revenues from the company's collaboration agreements with Abbott and Pfizer that terminated in 2012.

Cost of Product Sales
For Q2 2013, cost of product sales was $16.9 million, an increase of $3.8 million from $13.2 million for Q2 2012.  For the six month period of 2013, cost of product sales was $22.6 million, an increase of $1.9 million from $20.7 million for the comparable period of 2012.  The increase in both periods was primarily due to an increase in the number of BioThrax doses delivered.

Research and Development
For Q2 2013, gross research and development expenses were $30.3 million, a slight decrease from $30.6 million for Q2 2012.  For the six month period of 2013, gross research and development expenses were $61.0 million, an increase of $4.1 million from $56.9 million for the comparable period of 2012.  After adjusting for development contracts and grants revenue and the net loss attributable to noncontrolling interests, net research and development expenses for Q2 2013 were $13.3 million, as compared to $11.3 million for Q2 2012.  Net research and development expenses for the first six months of 2013 were $30.6 million, as compared to $20.4 million in the comparable period in 2012.  For both periods in 2013, the increase in net research and development expenses was primarily due to development spending on the company's biosciences programs and platform technologies in an ongoing effort to position them for partnering, as well as depreciation related to the company's Baltimore facility.

Selling, General and Administrative
For Q2 2013, selling, general and administrative expenses were $20.5 million, an increase of $2.6 million from $17.9 million for Q2 2012.  For the six month period of 2013, selling, general and administrative expenses were $40.5 million, an increase of $3.1 million from $37.4 million for the comparable period of 2012.  The increase in both periods was primarily due to costs related to the restructuring of the company's U.K. operations and, to a lesser extent, costs associated with increased professional services.

Financial Condition and Liquidity
Cash and cash equivalents plus accounts receivable balance, which consists of unpaid amounts due from the US government under our procurement and development contracts, at June 30, 2013 was $210.6 million compared to $193.2 million at March 31, 2013 and $237.7 million at December 31, 2012.

Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on Monday, August 5, 2013 to discuss these financial results.  The conference call will be accessible by dialing 888.713.4217 or 617.213.4869 (international) and providing passcode 80425830.  A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors."  A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888.286.8010 or 617.801.6888 and using passcode 43500766.  The replay will be available through August 12, 2013.  The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors."

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to successfully integrate the HPPD business and realize the benefits of the transaction; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our U.S. government grants and contracts; our ability to obtain regulatory approval for large-scale manufacturing of BioThrax in Building 55; our ability to identify and acquire companies, products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our products and product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.
###

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$156,243	$141,666
Accounts receivable	54,369	96,043
Inventories	18,582	15,161
Deferred tax assets, net	1,264	1,264
Income tax receivable, net	6,502	-
Prepaid expenses and other current assets	11,199	9,213
Total current assets	248,159	263,347

Property, plant and equipment, net	248,504	241,764
In-process research and development	41,800	41,800
Goodwill	5,502	5,502
Deferred tax assets, net	11,087	11,087
Other assets	562	730

Total assets	$555,614	$564,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,711	$31,297
Accrued expenses and other current liabilities	1,067	1,603
Accrued compensation	15,481	22,726
Long-term indebtedness, current portion	4,470	4,470
Deferred revenue	2,049	1,811
Total current liabilities	48,778	61,907

Long-term indebtedness, net of current portion	56,069	58,304
Other liabilities	1,685	1,891
Total liabilities	106,532	122,102

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,589,921 shares issued and 36,186,763 shares outstanding at June 30, 2013; 36,272,550 shares issued and 35,869,392 shares outstanding at December 31, 2012	36	36
Treasury stock, at cost, 403,158 common shares at June 30, 2013 and December 31, 2012	(5,906)	(5,906)
Additional paid-in capital	236,099	230,964
Accumulated other comprehensive loss	(3,513)	(4,129)
Retained earnings	222,814	220,393
Total Emergent BioSolutions Inc. stockholders' equity	449,530	441,358
Noncontrolling interest in subsidiaries	(448)	770
Total stockholders' equity	449,082	442,128
Total liabilities and stockholders' equity	$555,614	$564,230

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2013	2012
	(Unaudited)
Revenues:
Product sales	$65,596	$53,161
Contracts and grants	16,840	17,218
Total revenues	82,436	70,379

Operating expense:
Cost of product sales	16,945	13,186
Research and development	30,278	30,645
Selling, general and administrative	20,501	17,895
Income from operations	14,712	8,653

Other income (expense):
Interest income	10	29
Interest expense	(3)	-
Other income (expense), net	18	907
Total other income (expense)	25	936

Income before provision for income taxes	14,737	9,589
Provision for income taxes	4,381	4,043
Net income	10,356	5,546
Net loss attributable to noncontrolling interest	128	2,086
Net income attributable to Emergent BioSolutions Inc.	$10,484	$7,632

Income per share - basic	$0.29	$0.21
Income per share - diluted	$0.29	$0.21

Weighted-average number of shares - basic	36,144,063	36,182,826
Weighted-average number of shares - diluted	36,527,014	36,556,697

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2013	2012
	(Unaudited)
Revenues:
Product sales	$95,955	$87,518
Contracts and grants	29,581	33,172
Total revenues	125,536	120,690

Operating expense:
Cost of product sales	22,643	20,697
Research and development	61,002	56,891
Selling, general and administrative	40,529	37,387
Impairment of in-process research and development	-	9,600
Income (loss) from operations	1,362	(3,885)

Other income (expense):
Interest income	33	54
Interest expense	(14)	(6)
Other income (expense), net	35	1,761
Total other income (expense)	54	1,809

Income (loss) before provision for (benefit from) income taxes	1,416	(2,076)
Provision for (benefit from) income taxes	(135)	403
Net income (loss)	1,551	(2,479)
Net loss attributable to noncontrolling interest	871	3,279
Net income attributable to Emergent BioSolutions Inc.	$2,422	$800

Income per share - basic	$0.07	$0.02
Income per share - diluted	$0.07	$0.02

Weighted-average number of shares - basic	36,056,297	36,114,400
Weighted-average number of shares - diluted	36,247,773	36,301,335

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:	(Unaudited)

Net income (loss)	$1,551	$(2,479)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	5,718	5,425
Depreciation and amortization	8,372	4,909
Current and deferred income taxes	(135)	4,080
Non-cash development expenses from joint venture	(347)	3,632
Change in fair value of contingent value rights	-	(3,005)
Impairment of in-process research and development	-	9,600
Excess tax benefits from stock-based compensation	(1,757)	(1,307)
Other	(10)	(55)
Changes in operating assets and liabilities:
Accounts receivable	41,674	27,338
Inventories	(3,421)	(1,347)
Income taxes	(7,999)	(2,163)
Prepaid expenses and other assets	(1,734)	888
Accounts payable	(6,199)	(7,068)
Accrued expenses and other liabilities	(619)	488
Accrued compensation	(7,130)	(6,900)
Deferred revenue	238	142
Net cash provided by operating activities	28,202	32,178
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,123)	(30,921)
Proceeds from sale of assets	-	11,765
Proceeds from maturity of investments	-	1,966
Net cash used in investing activities	(14,123)	(17,190)
Cash flows from financing activities:
Proceeds from borrowings on long-term indebtedness	-	11,413
Issuance of common stock subject to employee equity plans	933	401
Excess tax benefits from stock-based compensation	1,757	1,307
Principal payments on long-term indebtedness	(2,235)	(8,670)
Contingent value right payment	-	(1,748)
Restricted cash	-	220
Net cash provided by financing activities	455	2,923

Effect of exchange rate changes on cash and cash equivalents	43	31

Net increase (decrease) in cash and cash equivalents	14,577	17,942
Cash and cash equivalents at beginning of period	141,666	143,901
Cash and cash equivalents at end of period	$156,243	$161,843